UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2004

FARMLAND INDUSTRIES, INC.
Debtor-in-possession as of May 31, 2002
(Exact name of registrant as specified in its charter)

Kansas	001-11629	44-0209330
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 W. 26th Avenue
North Kansas City, Missouri	64116
(Address of principal executive offices)	(Zip Code)

816‑502‑1402
(Registrant's telephone number, including area code)

Not Changed
(Former name or former address, if changed since last report)

ITEM 5.           Other Events.

On May 31, 2002, Farmland Industries, Inc. and four of its subsidiaries, Farmland Foods, Inc., Farmland Pipe Line Company, Farmland Transportation, Inc., and SFA, Inc., (collectively, the "Debtors") filed voluntary petitions for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, Western District of Missouri (the "Court") (Joint Case Number 02-50557-JWV).

Attached as Exhibit 2.A is the "Notice of Effective Date and Certain Deadlines under Debtors' Second Amended Joint Plan of Reorganization, as Modified".  As indicated in that Notice, May 1, 2004 was the Effective Date of the Plan.  The Plan was implemented at that time, and in accordance with the Plan, the FI Liquidating Trust (the "Trust") has been established.  J.P. Morgan Trust Company, National Association, has been appointed as the Liquidating Trustee.  It is anticipated that the initial distribution to unsecured creditors from the Trust will occur in late June 2004.

ITEM 7.             Financial Statements and Exhibits.

(c)     Exhibits

                     2.A       Notice of Effective Date and Certain Deadlines under Debtors' Second Amended Joint Plan of Reorganization, as Modified

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FARMLAND INDUSTRIES, INC.
(Registrant)

By:	/s/ STEVEN R. RHODES
Steven R. Rhodes
Executive Vice President
and Chief Financial Officer

Date:  May 13, 2004

                                                           EXHIBIT INDEX

2.A      Notice of Effective Date and Certain Deadlines under Debtors' Second Amended Joint Plan of Reorganization, as Modified

2